Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Maryland Dividend Advantage Municipal Fund 3
333-92284
811-21153

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12,
2007and subsequently adjourned to October 22, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a
 new
investment
management
 agreement
 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
 together as a
 class





   For

            2,760,101

                         -

   Against

               105,440

                         -

   Abstain

               129,402

                         -

   Broker
Non-Votes

            1,257,406

                         -

      Total

            4,252,349

                         -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012811.